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                             Washington Mutual, Inc.
                (Names of Registrant as Specified in Its Charter)



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"
Recent results indicate the bank has essentially met (its) ambitious goals, with first quarter ROE above target and efficiency ratio better (i.e. below) target.

Thomas Theurkauf, Keefe, Bruyette & Woods,
First Call Research Notes, May 15, 1997
"

"
Last year's merger with American Savings Bank is progressing better than expected as Washington Mutual's products are being well received in California. Earnings momentum is very good as a result.

Value Line Investment Survey
May 2, 1997
"

"
Washington Mutual's strategy .... will lead to a higher price/earnings  multiple for a Great Western -- Washington Mutual combination.

Jonathan Gray, Sanford C. Bernstein & Co.,
Dow Jones News Service, May 20, 1997
"

We couldn't have said it better ourselves.

[logo] Washington Mutual

Permission for use of analysts' quotes was sought and granted.     FDIC Insured

Gross + Value + Experience = Washington Mutual

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